SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 29, 2007, Charter Communications, Inc. ("Charter") filed a registration statement on Form S-4 with the Securities and Exchange Commission relating to a proposed exchange offer by Charter's subsidiary Charter Communications Holding Company, LLC ("Holdco"), whereby holders of Charter's outstanding 5.875 % senior convertible notes due 2009 (the "Charter convertible notes'') will be offered the right to exchange up to $309,375,000 of such notes for up to $595,082,000 principal amount of Charter's 7.00% Convertible Senior Notes due 2027, subject to certain rights to amend or otherwise modify the offer as set forth in the related exchange offer prospectus and any supplements thereto (the "Charter exchange offer''). The Charter exchange offer will expire at 11:59 p.m., New York City time, on September 26, 2007, unless extended or earlier terminated. The press release announcing the Charter exchange offer is filed as Exhibit 99.1 attached hereto.

In relation to the Charter exchange offer, certain risk factors for Charter and its subsidiaries were updated. See the Form S-4 filed by Charter on August 29, 2007, registration no. 333- 145766.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 8.01:

Exhibit Number	Description

99.1	Press Release dated as of August 29, 2007. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: August 29, 2007

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated as of August 29, 2007. *

* filed herewith